UNITED STATED
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                            IRIS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                              94-2579751
      (State or Other Jurisdiction of               (I.R.S. Employer
       Incorporation or Organization)               Identification No.)

                      9172 ETON AVENUE
                   CHATSWORTH, CALIFORNIA                91311
        (Address of Principal Executive Offices)      (Zip Code)

                       1998 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                               MARTIN G. PARAVATO
                             CHIEF FINANCIAL OFFICER
                            IRIS INTERNATIONAL, INC.
                                9172 ETON AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                     (Name and Address of Agent for Service)

                                 (818) 709-1244
          (Telephone Number, Including Area Code, of Agent for Service)
                                  -------------

                                   Copies to:

                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                         15821 VENTURA BLVD., SUITE 525
                                ENCINO, CA 91436
                                 (818) 444-4500
                                  -------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed        Proposed
                                         Maximum        Maximum
                                        Offering       Aggregate      Amount of
Title of Securities    Amount To Be      Price          Offering    Registration
  To Be Registered    Registered (1)   Per Share (2)     Price          Fee
-------------------   --------------   -------------   ---------    ------------
Common Stock, par
value $.001 per
share..............     1,000,000         $10.07      $10,070,000     $1,186
================================================================================
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1998 Stock Option Plan, as amended. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of securities to be offered or sold pursuant to the 1998 Stock Option Plan, as amended.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as quoted on the NASDAQ Stock Market on January 28, 2005.

         PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

         On October 9, 1998, IRIS International, Inc. (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-65547), on September 7, 2000, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-45348), and on June 19, 2001, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-63304) (collectively, the "Prior Registration Statements") relating to shares of the Common Stock to be issued pursuant to the Company's 1998 Stock Option Plan, as amended (the "Plan"), and the Prior Registration Statements are currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relate and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statements are incorporated herein by reference.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of BDO Seidman, LLP

         23.2     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 3rd day of February, 2005.

                                 IRIS INTERNATIONAL, INC.
                                 (Registrant)

                                 By: /S/ CESAR M. GARCIA
                                     -------------------------------------------
                                     Cesar M. Garcia, Chief Executive Officer


                                 By: /S/ MARTIN G. PARAVATO
                                     -------------------------------------------
                                     Martin G. Paravato, Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Cesar M. Garcia and Martin G. Paravato, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new Registration Statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURE                          TITLE                     DATE
          ---------                          -----                     ----

   /S/ CESAR M. GARCIA             Chief Executive Officer      February 3, 2005
----------------------------       and Director (Principal
       Cesar M. Garcia             Executive Officer)

   /S/ MARTIN G. PARAVATO          Chief Financial Officer      February 3, 2005
----------------------------       and Secretary (Principal
       Martin G. Paravato          Financial and Accounting
                                   Officer)

 /S/ RICHARD H. WILLIAMS           Director                     February 3, 2005
----------------------------
     Richard H. Williams

    /S/ STEVEN M. BESBECK          Director                     February 3, 2005
----------------------------
      Steven M. Besbeck

     /S/ THOMAS F. KELLEY          Director                     February 3, 2005
----------------------------
       Thomas F. Kelley

     /S/ RICHARD G. NADEAU         Director                     February 3, 2005
----------------------------
      Richard G. Nadeau

     /S/ MICHAEL D. MATTE          Director                     February 3, 2005
----------------------------
       Michael D. Matte


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


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           EXHIBIT DESCRIPTION
-------   ----------------------------------------------------------------------

  5.1     Opinion of Stubbs Alderton & Markiles, LLP.

 23.1     Consent of BDO Seidman, LLP.

 23.2     Consent of Stubbs Alderton & Markiles, LLP. (included in Exhibit 5.1).

 24.1     Power of Attorney (included on signature page).


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